Exhibit 99.3

North America Packaging Corporation and Subsidiary

Unaudited Condensed Financial Statements

INDEX

Page Number
Unaudited Condensed Consolidated Balance Sheets as of June 30, 2004 and December 31, 2003	1

Unaudited Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2004 and June 30, 2003	3

Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2004 and June 30, 2003	4

Unaudited Notes to the Condensed Consolidated Financial Statements	5

i

North America Packaging Corporation and Subsidiary

Unaudited Condensed Consolidated Balance Sheets

	June 30, 2004	December 31, 2003 (1)
Assets
Current assets:
Cash	$2,010,602	$—
Trade receivables, less allowance for doubtful accounts of $592,400 and $495,700, respectively	28,401,738	20,185,241
Inventories, net of reserve of $394,600 and $406,700, respectively	15,754,717	13,949,957
Prepaid expenses	656,112	1,002,297
Income taxes receivable	—	2,744,016
Other current receivables	1,295,600	899,276
Deferred income taxes	903,999	903,999
Other current assets	65,842	134,882

Total current assets	49,088,610	39,819,668

Property, plant and equipment, net of accumulated depreciation and amortization of $17,521,900 and $14,866,766, respectively	36,212,486	37,381,987
Deferred financing cost, net	1,007,411	1,187,411
Goodwill	29,260,394	29,260,394
Fair value of interest rate swap	82,516	—
Deposits	528,577	765,034

Total assets	$116,179,994	$108,414,494

	June 30, 2004	December 31, 2003 (1)
Liabilities and stockholders’ (deficit) equity
Current Liabilities:
Bank overdraft	$—	$114,310
Trade accounts payable	23,961,452	20,666,035
Accrued expenses and other liabilities	5,761,630	4,444,440
Notes payable to financial institution under revolving loan	18,100,000	16,478,637
Current portion of long-term debt	6,000,000	6,000,000
Income taxes payable	7,922,804	—
Capital lease obligations	—	102,357

Total current liabilities	61,745,886	47,805,779
Long-term debt, less current portion	17,500,000	20,574,598
Accrued pension liability	2,257,058	3,268,577
Dividend payable	1,251,551	814,956
Accrued long-term incentive plan	1,471,289	1,191,289
Series A redeemable convertible preferred stock	21,538,000	21,538,000
Redeemable common stock warrants	16,714,960	6,196,046
Capital lease obligations	—	333,792
Deferred income taxes	2,867,500	2,867,500

Total liabilities	125,346,244	104,590,537

Stockholders’ (deficit) equity:
Series B preferred stock, $.01 par value; authorized 5,000 shares; issues and outstanding 2,388 in 2004 and 2003 (liquidation value of $1,000 per share, plus accrued and unpaid dividends)	24	24
Common stock, par value $.01 per share; authorized 449,000 shares; issued and outstanding 60,000 shares in 2004 and 2003	600	600
Accumulated other comprehensive loss	(374,466)	(531,580)
Additional paid-in capital	3,387,376	3,387,376
Retained (deficit) earnings	(12,179,784)	967,537

Total stockholders’ (deficit) equity	(9,166,250)	3,823,957

Total liabilities and stockholders’ (deficit) equity	$116,179,994	$108,414,494

(1)	The balance sheet at December 31, 2003 has been derived from the Company’s audited financial statements.

The accompanying notes are an integral part of these condensed consolidated financial statements.

North America Packaging Corporation and Subsidiary

Unaudited Condensed Consolidated Statements of Operations

	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
Net Sales	$127,338,146	$114,206,750

Operating costs and expenses:
Cost of products sold	112,147,430	100,272,092
Selling and administrative expenses	8,404,436	7,158,564

Operating income	6,786,280	6,776,094

Other income (expense):
Interest expense, net	(12,024,862)	(2,245,310)
Other, net	381,728	329,219

Other income (expense), net	(11,643,134)	(1,916,091)

(Loss) income before income taxes	(4,856,854)	4,860,003
Income tax expense	(8,208,083)	—

Net (loss) income	$(13,064,937)	$4,860,003

Net (loss) income	$(13,064,937)	$4,860,003
Change in fair value of interest rate swap	157,114	—

Comprehensive (loss) income	$(12,907,823)	$4,860,003

The accompanying notes are an integral part of these condensed consolidated financial statements.

North America Packaging Corporation and Subsidiary

Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
Net cash provided by operating activities	$6,474,349	$3,003,401
Cash flows from investing activities:
Net purchases of property, plant and equipment	(2,885,418)	(4,222,831)
Net change in deposits	236,457	216,806

Net cash used in investing activities	(2,648,961)	(4,006,025)

Cash flows from financing activities:
Repayment of borrowings, net	(3,000,000)	—
Payments of principal under capital lease	(436,149)	—
Redemption of Series A preferred shares	—	(2,000,000)
Payment of cash dividends	—	(955)
Net proceeds from revolving loan	1,621,363	3,853,148

Net cash (used in) provided by financing activities	(1,814,786)	1,852,193

Net increase (decrease) in cash and cash equivalents	2,010,602	849,569
Cash and cash equivalents at beginning of period	—	318,632

Cash and cash equivalents at end of period	$2,010,602	$1,168,201

The accompanying notes are an integral part of these condensed consolidated financial statements.

North America Packaging Corporation and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. Basis of Presentation and Operations

Unaudited Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included in the interim financial statements. Operating results for the six-months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

Operations

North America Packaging Corporation and Subsidiary, (the “Company”) operates ten plants throughout the United States of America, Canada and Puerto Rico and is engaged in the manufacturing of a wide range of rigid industrial plastic packaging.

Recently Issued Accounting Standards

In January 2003, Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities (“FASB Interpretation No. 46”), was issued. Among other things, FASB Interpretation No. 46 defines a variable interest entity (“VIE”) as an entity that either has investor voting rights that are not proportional to their economic interests or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FASB Interpretation No. 46 requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss from the VIE’s activities. If no company is subject to a majority of such risk, consolidation would be required by a company that is entitled to receive a majority of the VIE’s residual returns. The Company intends to adopt FASB Interpretation No. 46 effective April 1, 2005, when adoption is mandatory for non-public companies. While management has not completed its evaluation of FASB Interpretation No. 46 at this time, it does not expect that the adoption of FASB Interpretation No. 46 will have a significant impact on the Company’s financial statements.

2. Inventory

Inventories consist of the following:

	June 30, 2004	December 31, 2003
Finished products	$6,882,303	$7,351,093
In-process products	153,004	102,392
Raw materials	8,719,410	6,496,472

	$15,754,717	$13,949,957

3. Property and Equipment

Property, plant and equipment consists of the following:

	June 30, 2004	December 31, 2003
Land and buildings	$2,414,883	$2,414,883
Machinery and equipment	47,675,907	46,629,478
Leasehold improvements	1,754,759	1,633,353
Construction in progress	1,888,837	1,571,039

	53,734,386	52,248,753
Accumulated depreciation and amortization	(17,521,900)	(14,866,766)

	$36,212,486	$37,381,987

4. Long-Term Incentive Plan

In 2001, the Company adopted the Long-Term Incentive Plan to provide incentive opportunities that attract, retain and motivate key employees. The Plan is a cash-based, long-term incentive plan. The Plan authorizes the grant of Phantom Stock Units, as defined in the Plan, that provide participants with an opportunity to participate in the growth of shareholder value over time.

Changes in the fair value of the Phantom Stock Units between the date of grant and the measurement date result in changes to the overall compensation cost that is recorded. Costs associated with this plan are charged to expense over the period in which the plan participants provide services to the Company. During the six months ended June 30, 2004 and June 30, 3003, the Company accrued $280,000 and $595,644 in compensation cost related to outstanding grants under the Plan.

As a result of the transaction described in Note 7, the vesting of the Phantom Stock Units was accelerated and participants received cash totaling approximately $ 7,349,000.

5. Pensions

The following table sets forth the components of net periodic pension cost for the defined benefit plans in the statements of operations:

	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
Defined benefit plans:
Service cost	$415,722	$352,247
Interest cost on projected benefit obligation	353,349	316,756
Expected return on plan assets	(304,161)	(256,863)
Net recognized amortization and deferral	50,015	17,625

Net periodic pension cost for defined benefit plans	$514,925	$429,765

6. Common Stock Warrants

Pursuant to a stock purchase agreement dated May 28, 2004, BWAY Corporation acquired all of the issued and outstanding shares of the Company, pursuant to a stock purchase agreement. As a result of the acquisition, the Company redeemed its remaining outstanding common stock warrants resulting in the recording of $10,518,914 in interest expense in the period ended June 30, 2004. This amount represents the difference between the redemption amount of the warrants of $16,714,960 and the recorded warrant value of $6,196,046.

7. Subsequent Events

Effective July 7, 2004, BWAY Corporation (“BWAY”) acquired all of the issued and outstanding shares of stock of the Company, pursuant to a stock purchase agreement, dated as of May 28, 2004. As a result of the Acquisition, the Company became a wholly owned subsidiary of BWAY.